UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to § 240.14a-12.

KINETICS MUTUAL FUNDS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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KINETICS MUTUAL FUNDS, INC.
555 Taxter Road, Suite 175
Elmsford, New York 10523
800-930-3828

Water Infrastructure Fund

October 2, 2009

Dear Shareholder:

The Board of Directors of Kinetics Mutual Funds, Inc. (the “Company”) is pleased to announce a Special Meeting of Shareholders (the “Meeting”) of the Company’s Water Infrastructure Fund (the “Fund”) to be held on November 16, 2009 at 2:00 p.m. (Eastern time) at the Company’s offices located at 555 Taxter Road, Suite 175, Elmsford, New York 10523.

At the Meeting, shareholders of the Fund will be asked to vote on the approval of a new sub-advisory agreement between Kinetics Asset Management, Inc. (the “Adviser”) and Brennan Investment Partners, LLC (the “Sub-Adviser”).  The Fund currently operates under a “master-feeder” structure, pursuant to which the Fund seeks its investment objective by investing all of its investable assets in a corresponding portfolio series, the Water Infrastructure Portfolio (the “Portfolio”) of Kinetics Portfolios Trust (the “Trust”), that has an identical investment objective and strategy to that of the Fund.  The Portfolio is seeking the vote of its shareholders, principally the Fund, regarding the approval of a new sub-advisory agreement between the Adviser and the Sub-Adviser (the “Portfolio Proposal”).  The Fund is seeking voting instructions from shareholders and will vote its Portfolio shares for or against the Portfolio Proposal proportionately to the instructions to vote for or against such matters received from shareholders of the Fund.  In the event that the Fund does not receive voting instructions from shareholders, the portion of the Fund’s Portfolio shares allocable to such shareholders will be voted in the same proportions as the portion with respect to which it has received voting instructions.

William S. Brennan, the Portfolio’s lead portfolio manager, would continue to be responsible for the day-to-day management of the Portfolio if the new sub-advisory agreement is approved.  The Adviser would also remain the investment adviser to the Portfolio, and, as such, would continue to oversee the overall management of the Portfolio.  In addition, as the fees payable to the Sub-Adviser under the new sub-advisory agreement would be paid by the Adviser, advisory fee levels would remain unchanged.

The Board of Directors unanimously recommends your approval of the proposal described in the Proxy Statement.

Each shareholder is invited to attend the Meeting in person.  If you cannot be present at the Meeting, we urge you to execute and return promptly in the enclosed envelope the accompanying Proxy Card or Cards which are being solicited by the Company’s Board of Directors.  Also, please refer to your individual Proxy Card for information about other convenient voting options that may be available to you, such as voting by touch-tone telephone or via the Internet.  This is important for the purpose of ensuring a quorum at the Meeting.  A proxy may be revoked by any shareholder at any time before it is exercised by executing and submitting a revised proxy, by giving written notice of revocation to the Company’s Secretary, or by withdrawing the proxy and voting in person at the Meeting.

Sincerely,

Peter B. Doyle
President

IMPORTANT NOTICE REGARDING THE AVAILABILITY
OF PROXY MATERIALS FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON NOVEMBER 16, 2009

The Notice of Special Meeting of Shareholders and Proxy Statement are available on the Company’s website at www.kineticsfunds.com.

By Order of the Board of Directors

Peter B. Doyle
President

October 2, 2009

IMPORTANT INFORMATION
FOR FUND SHAREHOLDERS

While we encourage you to read the full text of the enclosed Proxy Statement, for your convenience, we have provided a brief overview of the matters affecting the Fund and the Portfolio that require a shareholder vote.

Questions & Answers

Q.  Why am I receiving this proxy statement?
A.   The Portfolio and the Adviser would like to retain the services of Brennan Investment Partners, LLC as sub-adviser to the Portfolio.  The members of the Company’s Board of Directors, including all of the Directors who are not “interested persons” as defined in the 1940 Act (the “Independent Directors”), recommend that you vote FOR the approval of the new sub-advisory agreement.

Q.  How will the agreements affect the Fund and the Portfolio?
A.  The management of the Portfolio and the Fund would not change under the new sub-advisory agreement.  William S. Brennan, who currently serves as the Portfolio’s lead portfolio manager, was associated with the Portfolio’s former sub-adviser, Aqua Terra Asset Management LLC.  Mr. Brennan joined the Adviser in 2008 and is currently an employee of both the Adviser and Sub-Adviser.  If the new sub-advisory applicant is approved by shareholders, Mr. Brennan intends to resign as employee of the Adviser and would continue to be responsible for the day-to-day management of the Portfolio as an employee of the Sub-Adviser.  In addition, the Adviser would remain the investment adviser to the Portfolio, and, as such, would continue to oversee the overall management of the Portfolio.

Q.  Will the investment advisory fee rates be the same upon approval of the new sub-advisory agreement?

A.  Yes, as the fees payable to the Sub-Adviser under the new sub-advisory agreement would be paid by the Adviser, advisory fee levels would remain unchanged.

Q.  How does the Company’s Board of Directors recommend that I vote?
A.  The members of the Company’s Board of Directors, including all of the Independent Directors, recommend that you vote in favor of the new sub-advisory agreement.  The reasons for their recommendation are discussed in more detail in the enclosed Proxy Statement under “Board Approval and Recommendation.”

Q.  Will the Funds pay for the proxy solicitation and related legal costs?
A.  No.  The Adviser has agreed to bear these costs.

Q.  When and where will the shareholders’ meeting be held?
A.  The shareholders’ meeting will be held at the Company’s offices located at 555 Taxter Road, Suite 175, Elmsford, New York 10523 on November 16, 2009, at 2:00 p.m. (Eastern time).

Q.  Do I have to attend the shareholders’ meeting in order to vote my shares?
A.  No.  You can simply mail in the enclosed proxy card(s) or use the telephone or internet procedures for voting your shares as set forth below.

Q.  How can I vote my shares?
A.  You may vote your shares in person at the shareholder meeting.  If you do not plan to attend the meeting you may choose from one of the following options, as described on the enclosed proxy card(s):

•  By mail:  You may authorize your proxy by completing the enclosed proxy card(s) by dating, signing and returning it in the postage paid envelope.  Please note that if you sign and date the proxy card but give no voting instructions, your shares will be voted “FOR” the proposal described in this proxy statement.

•  By touchtone telephone:  You may authorize your proxy by telephone by calling the number on your proxy card(s).  To vote in this manner, you will need the “control” number that appears on your proxy card(s).

•  Through the Internet: You may authorize your proxy via the Internet by accessing the website address printed on the enclosed proxy card(s).  To vote in this manner, you will need the “control” number that appears on your proxy card(s).

Q.  Whom should I contact for additional information or if I have any questions about the enclosed Proxy Statement?
A.  Please call toll-free at 1 (866) 586-0652.

KINETICS MUTUAL FUNDS, INC.
555 Taxter Road, Suite 175
Elmsford, New York 10523
800-930-3828

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON NOVEMBER 16, 2009

Water Infrastructure Fund

NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders (the “Meeting”) of the Water Infrastructure Fund (the “Fund”) of Kinetics Mutual Funds, Inc. (the “Company”) will be held on November 16, 2009 at 2:00 p.m. (Eastern time), at the Company’s offices located at 555 Taxter Road, Suite 175, Elmsford, New York 10523.

The Meeting will be held for the following purposes:

1.	To approve a new sub-advisory agreement between Kinetics Asset Management, Inc. (the “Adviser”) and Brennan Investment Partners, LLC (the “Sub-Adviser”); and

2.	To transact such other business as may properly come before the Meeting or any adjournment thereof.

The Fund currently operates under a “master-feeder” structure, pursuant to which the Fund seeks its investment objective by investing all of its investable assets in a corresponding portfolio series, the Water Infrastructure Portfolio (the “Portfolio”) of Kinetics Portfolios Trust (the “Trust”), that has an identical investment objective and strategy to that of the Fund.  The Portfolio is seeking the vote of its shareholders, principally the Fund, regarding the approval of a new sub-advisory agreement between the Adviser and the Sub-Adviser (the “Portfolio Proposal”).  The Fund is seeking voting instructions from shareholders and will vote its Portfolio shares for or against the Portfolio Proposal proportionately to the instructions to vote for or against such matters received from shareholders.  In the event that the Fund does not receive voting instructions from shareholders, the portion of the Fund’s Portfolio shares allocable to such shareholders will be voted in the same proportions as the portion with respect to which it has received voting instructions.

The proposal stated above is discussed in detail in the attached Proxy Statement.  Shareholders of record as of the close of business on September 8, 2009 are entitled to notice of, and to vote at, the Meeting or any adjournments thereof.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF THE PROPOSAL.

Each shareholder is invited to attend the Meeting in person.  If you cannot be present at the Meeting, we urge you to execute and return promptly in the enclosed envelope the accompanying proxy card or cards which are being solicited by the Company’s Board of Directors.  Also, please refer to your individual proxy card for information about other convenient voting options that may be available to you, such as voting by touch-tone telephone or via the Internet.  This is important for the purpose of ensuring a quorum at the Meeting.  A proxy may be revoked by any shareholder at any time before it is exercised by executing and submitting a revised proxy, by giving written notice of revocation to the Company’s Secretary, or by withdrawing the proxy and voting in person at the Meeting.

By Order of the Board of Directors

Peter B. Doyle
President

October 2, 2009

KINETICS MUTUAL FUNDS, INC.
555 Taxter Road, Suite 175
Elmsford, New York 10523
800-930-3828

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors (the “Board” or the “Directors”) of Kinetics Mutual Funds, Inc. (the “Company”) in connection with a Special Meeting of Shareholders of the Company’s Water Infrastructure Fund (the “Fund”) to be held at the Company’s offices located at 555 Taxter Road, Suite 175, Elmsford, New York 10523 on November 16, 2009 at 2:00 p.m. (Eastern time) for the purposes set forth in the accompanying Notice.  Such meeting and any adjournments thereof are referred to in this Proxy Statement as the “Meeting.”

The following table summarizes the proposal to be voted on at the Meeting and indicates those shareholders who are being solicited with respect to the proposal:

Proposal	Shareholders Solicited
1. To approve a new sub-advisory agreement between Kinetics Asset Management, Inc. and Brennan Investment Partners, LLC.	All shareholders of record of the Fund voting together as a single class.

The Fund currently operates under a “master-feeder” structure, pursuant to which the Fund seeks its investment objective by investing all of its investable assets in a corresponding portfolio series, the Water Infrastructure Portfolio (the “Portfolio”) of Kinetics Portfolios Trust (the “Trust”), that has an identical investment objective and strategy to that of the Fund.  The Portfolio is seeking the vote of its shareholders, principally the Fund, regarding the approval of a new sub-advisory agreement between Kinetics Asset Management, Inc. (the “Adviser”) and Brennan Investment Partners, LLC (the “Sub-Adviser”) (the “Portfolio Proposal” or “Proposal 1”).  The Fund is seeking voting instructions from shareholders and will vote its Portfolio shares for or against the Portfolio Proposal proportionately to the instructions to vote for or against such matters received from shareholders.  In the event that the Fund does not receive voting instructions from shareholders, the portion of the Fund’s Portfolio shares allocable to such shareholders will be voted in the same proportions as the portion with respect to which it has received voting instructions.  This Proxy Statement and the enclosed Proxy card or cards will first be mailed to the Fund’s shareholders on or about October 2, 2009.

Only shareholders of record of the Fund at the close of business on September 8, 2009, the record date for the Meeting (“Record Date”), will be entitled to notice of and to vote at the Meeting.  As of the Record Date, the number of outstanding shares of the Fund was 2,083,999.736, comprised of 893,217.47 No Load Class Shares, 835,590.028 Advisor Class A Shares, 285,740.407 Advisor Class C Shares and 69,451.831 Institutional Class Shares.

Each shareholder of record of the Fund on the Record Date shall be entitled to one vote for each full share held and each fractional share shall be entitled to a proportionate fractional vote.  Shares may be voted in person, by proxy, by telephone, by facsimile or via the Internet.

Proxy solicitations will be made primarily by mail.  The Company’s officers and employees of Kinetics Asset Management, Inc., 555 Taxter Road, Suite 175, Elmsford, New York 10523, the investment adviser to the Fund (“Kinetics” or the “Adviser”), may also solicit proxies personally or by telephone or via the Internet. Broadridge Investor Communications Services has been retained to solicit proxies in connection with the Meeting for fees of approximately $16,000.  The Adviser will bear all costs related to the proxy solicitation and shareholder meeting.  Any shareholder submitting a proxy may revoke it at any time before it is exercised by submitting to the Company a written notice of revocation or a subsequently executed proxy or by withdrawing the proxy, attending the Meeting and voting in person.

Properly signed proxies received by the Company in time for voting and not so revoked will be voted in accordance with the directions specified therein at the Meeting or any adjournment.  The Board of Directors recommends a vote FOR approval of the Portfolio Proposal.  If no specification is made, the proxy will be voted:  1) FOR approval of the Portfolio Proposal and 2) in the discretion of the proxies as to any other matter which may properly come before the Meeting or any adjournment thereof.

The Company will furnish, without charge, copies of its annual report to shareholders dated December 31, 2008 to any shareholder upon request.  The annual report may be obtained by writing to: Kinetics Mutual Funds, Inc., c/o U.S. Bancorp Fund Services, LLC, P.O. Box 701, Milwaukee, WI 53201-0701 or by calling (800) 930-3828 or on-line by visiting http://www.kineticsfunds.com.

INTRODUCTION

The Company is organized as a Maryland corporation and is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”).  The Fund is a series of the Company and currently operates under a “master-feeder” structure pursuant to which the Fund seeks its investment objective by investing all of its investable assets in the Portfolio, a corresponding portfolio series of the Trust, that has an identical investment objective and strategy to that of the Fund.  The Adviser serves as investment adviser to the Portfolio pursuant to an investment advisory agreement dated March 5, 2007, which was approved by the sole shareholder of the Portfolio on March 5, 2007 prior to the Portfolio’s commencement of operations.

At a meeting held on March 18, 2009, a new sub-advisory agreement between the Adviser and the Sub-Adviser with respect to the Portfolio was approved by the Board of Trustees of the Trust, including all of the Trustees who are not parties to such sub-advisory agreement or “interested persons” (as defined in the 1940 Act) of any such party (the “Independent Trustees”), subject to shareholder approval.

William S. Brennan, who currently serves as the Portfolio’s lead portfolio manager, joined the Adviser in 2008 and is currently an employee of both the Adviser and Sub-Adviser.  From inception on June 29, 2007 through October 27, 2008, the Portfolio was sub-advised by Aqua Terra Asset Management, LLC (“Aqua Terra”), and Mr. Brennan served as the Portfolio’s lead portfolio manager in his capacity as an employee and officer of Aqua Terra.  On October 27, 2008, the sub-advisory agreement with Aqua Terra was terminated, and Mr. Brennan began employment with the Portfolio’s investment adviser.  Mr. Brennan has been the portfolio manager for the Portfolio since inception, and the proposed sub-advisory agreement would ensure his continued management of the Portfolio.  If the new sub-advisory agreement is approved by shareholders, Mr. Brennan intends to resign as an employee of the Adviser and would continue to be responsible for the day-to-day management of the Portfolio in his capacity as an employee of the Sub-Adviser.  However, if the new sub-advisory agreement is not approved by shareholders, it is possible that Mr. Brennan will determine to resign from the Adviser, in which case the Adviser will consider other alternatives and will make such recommendations for the management of the Portfolio’s investments as it deems appropriate and in the best interests of the Portfolio and the Fund, including (without limitation) the recommendation of one or more other sub-advisers, subject to approval by the Board of Trustees and Portfolio and Fund shareholders, or the liquidation of the Portfolio, subject to the approval of the Board of Trustees.

The Board of Directors of the Company recommends that Fund shareholders vote for approval of the new sub-advisory agreement between the Adviser and the Sub-Adviser.

PROPOSAL 1:  APPROVAL OF NEW SUB-ADVISORY AGREEMENT

The Company’s Board of Directors recommends that shareholders of the Kinetics Water Infrastructure Fund vote FOR the approval of the new sub-advisory agreement between Kinetics Asset Management, Inc. and Brennan Investment Partners, LLC

At the Meeting, shareholders will be asked to vote on the approval of a new sub-advisory agreement between the Adviser and the Sub-Adviser with respect to the Portfolio.  William S. Brennan, the Portfolio’s lead portfolio manager, would continue to be responsible for the day-to-day management of the Portfolio if the new sub-advisory agreement is approved.  The Adviser would also remain the investment adviser to the Portfolio, and, as such, would continue to oversee the overall management of the Portfolio.  The services to be provided under the new sub-advisory agreement are substantially similar to the services that were provided to the Portfolio under its prior sub-advisory agreement with Aqua Terra.

Compensation Paid to the Sub-Adviser

Under the new sub-advisory agreement, the Sub-Adviser would be entitled to receive a monthly sub-advisory fee, paid by the Adviser, computed at the annual rate of 0.35% of the Portfolio’s average daily net assets in return for the services provided by the Sub-Adviser to the Portfolio.  As the fees payable to the Sub-Adviser under the new sub-advisory agreement would be paid by the Adviser, advisory fee levels would remain unchanged.  For its services under the Portfolio’s prior sub-advisory agreement with Aqua Terra, Aqua Terra had also received sub-advisory fees from the Investment Adviser at the annual rate of 0.35% of daily net assets of the Portfolio.

 Information about the Sub-Adviser

Brennan Investment Partners, LLC is registered as an investment adviser under the Investment Advisers Act of 1940, as amended.  The Sub-Adviser’s principal offices are located at 690 Lee Road, Suite 310, Wayne, Pennsylvania 19087.  The Sub-Adviser is a newly registered investment adviser controlled by William S. Brennan, the Portfolio’s lead portfolio manager.   As of December 31, 2008, Mr. Brennan managed no other accounts other than the Portfolio.

The following table sets forth the name, position and principal occupation of each chief executive officer and each director of the Sub-Adviser as of December 31, 2008.  Each individual’s address is c/o Brennan Investment Partners, LLC, 690 Lee Road, Suite 310, Wayne, Pennsylvania 19087.

Name	Principal Occupation with the Sub-Adviser
William S. Brennan	Managing Member and Chief Compliance Officer

There were no brokerage commissions paid by any portfolio of the Trust to affiliated brokers of the Sub-Adviser for the fiscal year ended December 31, 2008.

Summary of the New Sub-Advisory Agreement

A copy of the new sub-advisory agreement is attached hereto as Exhibit A.  The following description is only a summary.  You should refer to Exhibit A for the new sub-advisory agreement, and the description set forth in this Proxy Statement of the new sub-advisory agreement is qualified in its entirety by reference to Exhibit A.

Advisory Services.  The new sub-advisory agreement provides that, subject to the oversight and review of the Adviser, the Sub-Adviser will (i) manage the investment and reinvestment of the assets of the Portfolio,  (ii) determine in its sole discretion, and subject to the oversight and review of the Adviser, the securities to be purchased or sold for the Portfolio, (iii) will make available to the Adviser records concerning its activities for the Portfolio which the Sub-Adviser is required to maintain, and (iv) will render regular reports to the Adviser and to officers and Trustees of the Trust concerning its discharge of the foregoing responsibilities. The new sub-advisory agreement provides that the Sub-Adviser shall discharge the foregoing responsibilities subject to the supervision of the Board of Trustees of the Trust and in compliance with such policies as the Board of Trustees of the Trust may from time to time establish and which the Adviser shall communicate in writing to Sub-Adviser, and in compliance with (i) the investment objectives, policies, and limitations for the Portfolio set forth in the Trust’s current prospectus(es) and statement(s) of additional information as provided to the Sub-Adviser, and (ii) applicable laws and regulations.  Under the new sub-advisory agreement, the Sub-Adviser has no responsibilities in connection with proxy voting for the Portfolio unless it is affirmatively requested to make a proxy voting recommendation, in which case the Sub-Adviser’s sole responsibility shall be to make such a recommendation.

Brokerage.  The new sub-advisory agreement does not authorize the Sub-Adviser to select the brokers or dealers that will execute the purchases and sales of portfolio securities for the Portfolio.  The Adviser will be responsible for the selection of broker-dealers, the negotiation of commission rates and the execution of transactions of the Portfolio.

Sub-Advisory Fees.  Under the new sub-advisory agreement, the Sub-Adviser receives sub-advisory fees at the annual rate of 0.35% of the average daily net assets of the Portfolio.  The new sub-advisory agreement provides that the Sub-Adviser is responsible for its own expenses in performing its duties but shall not be responsible for the expenses of the Adviser, the Trust or the Portfolio.

Duration and Termination.  The new sub-advisory agreement provides that it will continue in effect until April 30, 2010 and that it shall continue in effect for successive annual periods, subject to annual approval as required by the 1940 Act.  The new sub-advisory agreement may be terminated at any time, without the payment of a penalty, on not less than 30 nor more than 60 days’ prior written notice to the Sub-Adviser, by the Trust (by vote of the Trust’s Board of Trustees), by vote of a majority of the outstanding voting securities of the Portfolio, or by the Adviser.  The new sub-advisory agreement may also be terminated by the Sub-Adviser at any time, without the payment of a penalty, on not less than 90 days’ written notice to the Adviser and to the Trust.  The new sub-advisory agreement will also terminate automatically in the event of its assignment or in the event that the investment advisory agreement by and between the Trust and the Adviser is terminated.

Limitation on Liability and Indemnification.  Under the new sub-advisory agreement,  in the absence of willful misfeasance, bad faith, negligence or reckless disregard of obligations or duties (“disabling conduct”) on the part of the Sub-Adviser (and its officers, directors, partners, managers, members, agents, employees, controlling persons, shareholders and any other person or entity affiliated with the Sub-Adviser), the Sub-Adviser shall not be subject to liability to the Adviser, the Portfolio, the Trust or any of their respective officers, directors, agents, employees, controlling persons or shareholders for any act or omission in the course of, or connected with, rendering services under the new sub-advisory agreement, including without limitation, any error of judgment or mistake of law or for any loss suffered by any of them in connection with the matters to which the new sub-advisory agreement relates, except to the extent specified in Section 36(b) of the 1940 Act concerning loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services.  The new sub-advisory agreement also provides that, except for such disabling conduct, the Adviser shall indemnify and hold harmless the Sub-Adviser and its officers, directors, partners, members, managers, agents, employees, controlling persons, shareholders and any other person or entity affiliated with the Sub-Adviser from any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) arising from the Sub-Adviser’s providing services under the new sub-advisory agreement or the sale of securities of the Trust.

Under the new sub-advisory agreement, the Sub-Adviser agrees to indemnify and hold harmless the Adviser and its affiliates and each of its directors and officers and each person, if any, who controls the Adviser within the meaning of Section 15 of the Securities Act of 1933 (the “1933 Act”) against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses), to which the Adviser or its affiliates or such directors, officers or controlling person may become subject under the 1933 Act, under other statutes, at common law or otherwise, which are caused by Sub-Adviser’s disabling conduct with respect to the performance of its obligations under the new sub-advisory agreement; provided, however, that in no case does the Sub-Adviser's indemnity in favor of any person apply to protect such other person against any liability if such person’s actions or omissions constituted  willful misfeasance, bad faith, or gross negligence in the performance of his, her or its duties or by reason of his, her or its reckless disregard of obligations and duties under the new sub-advisory agreement.

BOARD APPROVAL AND RECOMMENDATION OF PROPOSAL 1

In reaching its decision to approve the new sub-advisory agreement, the Trustees, including all of the Independent Trustees, met at a meeting held on March 18, 2009 with representatives of the Adviser and Sub-Adviser.  In the course of their review, the Trustees considered their legal responsibilities with regard to all factors deemed to be relevant to the Portfolio, including, but not limited to the following: (1) the quality of services provided by Mr. Brennan as lead portfolio manager to the Portfolio; (2) the performance of the Portfolio; (3) the fact that the current lead portfolio manager will continue to manage the Portfolio; (5) the fact that the sub-advisory fees would be paid by the Adviser and would not affect the Portfolio’s expenses; and (6) other factors deemed relevant.  The Independent Trustees considered similar factors, and reached the same conclusions with respect to the approval of the new sub-advisory agreement.

The Trustees also evaluated the new sub-advisory agreement in light of information they had requested and received from the Adviser and the Sub-Adviser prior to the meeting.  The Trustees reviewed these materials with management of the Adviser and Sub-Adviser and legal counsel to the Trust.  The Independent Trustees also discussed the New Agreements in an executive session, at which no representatives of the Adviser or Sub-Adviser were present.  The Trustees considered whether the new sub-advisory agreement would be in the best interests of the Portfolio and its shareholders and the overall fairness of the new sub-advisory agreement.  Among other things, the Trustees reviewed information concerning: (1) the nature, extent and quality of the services to be provided by the Sub-Adviser; (2) the Portfolio’s investment performance; (3) the cost of the services to be provided by the Sub-Adviser; (4) the extent to which economies of scale will be realized as the Portfolio grows and the extent to which fee levels reflect the economies of scale, if any, for the benefit of the Portfolio’s shareholders; and (5) ancillary benefits and other factors.  In their deliberations, the Trustees did not rank the importance of any particular piece of information or factor considered, and it is presumed that each Trustee attributed different weights to the various factors.

Nature, Extent and Quality of Services Provided to the Portfolio.  The Board considered the scope and quality of services expected to be provided by the Adviser and Sub-Adviser to the Portfolios, particularly the qualifications and capabilities of the personnel responsible for providing services to the Portfolio. On the basis of this evaluation, the Board concluded that the nature, quality and extent of services to be provided by the Adviser and the Sub-Adviser are satisfactory.

Investment Performance of the Portfolio.  The Trustees considered the investment experience of the Sub-Adviser and the performance of the Portfolio.  The Trustees noted that although the Sub-Adviser was new, its managing member, Mr. Brennan, had been the lead portfolio manager of the Portfolio since its inception.   The Board’s analysis of the Portfolio’s performance included a discussion and review of data concerning the performance of the Portfolio compared to a peer group.  The Board noted that the Portfolio had performed better than any other member of its peer group and had performed in the top quartile among all natural resources funds since its inception.

Costs of Services Provided by the Sub-Adviser.  In connection with the Trustees' consideration of the level of the advisory fees, the Trustees considered a number of factors.  The Board's analysis of the Portfolio's advisory fees and estimated expenses included a discussion and review of data concerning the current fees and expense ratio of the Portfolio compared to those of a peer group.  The Board noted that the Portfolio’s advisory fee and expense ratio were generally in line with those of its peer group.  The Board also noted the Adviser’s voluntary agreement to limit the total expenses of the Portfolio.  The Board also noted that the Sub-Adviser’s fees will be paid entirely by the Adviser so that no additional expenses would be borne by shareholders in connection with the engagement of the Sub-Adviser.

Economies of Scale and Fee Levels Reflecting Those Economies. The Trustees considered the extent to which economies of scale were expected to be realized relative to fee levels as the Portfolio’s assets grow, and whether the advisory and sub-advisory fee levels reflect these economies of scale for the benefit of shareholders.

Other Benefits to the Sub-Adviser.   In addition to the above factors, the Trustees also discussed other benefits to be received by the Sub-Adviser from its management of the Portfolio, including, without limitation, possible soft dollar benefits and the ability to market its advisory services for similar products in the future.

Based on all of the foregoing, the Directors recommend that shareholders of the Fund vote FOR the Proposal above.

OTHER MATTERS

No business other than the matter described above is expected to come before the Meeting, but should any other matter requiring a vote of shareholders arise, including any question as to adjournment of the Meeting, the persons named as proxies will vote thereon in their discretion according to their best judgment in the interests of the Fund and its shareholders.

VOTING INFORMATION

As a shareholder of the Portfolio, the Fund will vote its interest in the Portfolio on the Portfolio Proposal.  The Fund is seeking voting instructions from shareholders and will vote its Portfolio shares for or against the Portfolio Proposal proportionately to the instructions to vote for or against such matters received from shareholders.  In the event that the Fund does not receive voting instructions from shareholders, the portion of the Fund’s Portfolio shares allocable to such shareholders will be voted in the same proportions as the portion with respect to which it has received voting instructions.

The approval of Proposal 1 requires the affirmative vote of “a majority of the Fund’s outstanding voting securities” (as defined in the 1940 Act), which means the lesser of (1) 67% of the shares of common stock of the Fund represented at a meeting at which more than 50% of the outstanding shares are present in person or by proxy, or (2) more than 50% of the outstanding shares of common stock of the Fund.

The presence in person or by proxy of the holders of one-third of the shares of the Fund issued and outstanding and entitled to vote shall constitute a quorum for the transaction of business at the Meeting.  For purposes of determining the presence of a quorum, abstentions, broker “non-votes” or withheld votes will be counted as present.  Abstentions will have the effect of a “no” vote for purposes of obtaining the requisite approval of the proposal.  Broker “non-votes” (that is, proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons entitled to vote shares on a particular matter with respect to which the brokers or nominees do not have discretionary power) will be treated as abstentions.

In the event that a quorum is not present at the Meeting, or in the event that a quorum is present at the Meeting but sufficient votes to approve the Portfolio Proposal are not received, the persons named as proxies, or their substitutes, may propose and vote for one or more adjournments of the Meeting to permit the further solicitation of proxies.  Any such adjournment will require the affirmative vote of a majority of those shares affected by the adjournment that are represented at the Meeting in person or by proxy.

ADDITIONAL INFORMATION

Principal Holders of the Fund’s Shares

The following table provides the name and address of any person who owned of record or beneficially 5% or more of the outstanding shares of the Fund as of the record date (a “principal shareholder”).  A control person is one who owns beneficially either directly or through controlled companies more than 25% of the voting securities of a company or who acknowledges or asserts the existence of control.

The Water Infrastructure Fund

(No Load Shares)

Name and Address	% Ownership	Type of Ownership
Prudential Investment Management 100 Mulberry Street 3 Gateway Ctr Ste 11 Newark, NY 07102-4000	19.84%	Record
Charles Schwab & Co., Inc. 101 Montgomery Street San Francisco, CA 94104-4151	19.06%	Record

(Advisor Class A Shares)

Name and Address	% Ownership	Type of Ownership
UBS Financial Services Inc. 1000 Harbor Boulevard Weehawken, NY 07086-6761	47.49%	Record
Janney Montgomery Scott LLC 1801 Market Street Philadelphia, PA 19103-1628	11.69%	Record
First Clearing LLC 1 North Jefferson Avenue Saint Louis, MO 63103-2205	9.57%	Record
Citigroup Global Markets Inc. 333 West 34th Street, Floor 3 New York, NY 10001-2402	7.82%	Record

(Advisor Class C Shares)

Name and Address	% Ownership	Type of Ownership
Citigroup Global Markets Inc. 333 West 34th Street, Floor 3 New York, NY 10001-2402	9.41%	Record

(Institutional Shares)

Name and Address	% Ownership	Type of Ownership
Citigroup Global Markets Inc. 333 West 34th Street, Floor 3 New York, NY 10001-2402	85.47%	Record
Kinetics Asset Management, Inc. 555 Taxter Road, Suite 175 Elmsford, NY 10523-2314	14.53%	Record

Security Ownership of Management

As of the Record Date, the officers and/or Directors of the Fund as a group owned less than 1% of the outstanding shares of the Fund.

Administrator and Distributor

U.S. Bancorp Fund Services, LLC (“U.S. Bancorp”), located at 615 East Michigan Street, Milwaukee, Wisconsin 53202, serves as Administrator of the Fund.  Kinetics Funds Distributor, Inc. (“KFDI”), 555 Taxter Road, Suite 175, Elmsford, New York 10523, is the distributor of the Fund’s shares.  KFDI is a registered broker-dealer and member of the Financial Industry Regulatory Authority, Inc. and an affiliate of the Adviser.

PROCEDURES FOR SHAREHOLDER COMMUNICATIONS WITH BOARD

The Company’s Board will receive and review written correspondence from shareholders.  Shareholders may address correspondence to individual Directors or to the full Board at the Company’s principal business address.  The Board or an individual Director will respond to shareholder correspondence in a manner that the Board or Director deems appropriate given the subject matter of the particular correspondence.

The Company maintains copies of all correspondence addressed to individual Directors or the Board.  Copies of all such correspondence are forwarded promptly to an individual Director or the Board, as applicable.

SHAREHOLDER PROPOSALS

The Company does not intend to hold meetings of shareholders except to the extent that such meetings may be required under the 1940 Act or state law.  Shareholders who wish to submit proposals for inclusion in the proxy statement for a subsequent shareholder meeting should submit their written proposals to the Company at its principal office within a reasonable time before such meeting.  The timely submission of a proposal does not guarantee its consideration at the meeting.

DELIVERY OF PROXY STATEMENT

The Securities and Exchanged Commission has adopted rules that permit investment companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders.  This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.  If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement, please call toll-free at 1-800-930-3828.

Dated:  October 2, 2009

PROXY
Water Infrastructure Fund
(An Investment Portfolio of Kinetics Mutual Funds, Inc.)
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
SPECIAL MEETING OF SHAREHOLDERS
NOVEMBER 16, 2009

This Proxy is solicited on behalf of the Board of Directors of Kinetics Mutual Funds, Inc. (the “Company”) for the Special Meeting of Shareholders (the “Meeting”) and related to the proposal with respect to the Company’s Water Infrastructure Fund (the “Fund”).  The undersigned hereby appoints Russell Grimaldi, Peggy Petercsak and Jay Kesslen, and each of them, proxies for the undersigned, with full power of substitution and revocation to represent the undersigned and to vote on behalf of the undersigned all shares of the Fund which the undersigned is entitled to vote at the Meeting to be held at 2:00 p.m. (Eastern time), on November 16, 2009 at the Company’s offices located at 555 Taxter Road, Suite 175, Elmsford, New York 10523, and any adjournment(s) thereof.  In their discretion, the proxies, and each of them, also are authorized to vote upon any other business that may properly come before the Meeting or any adjournment(s) thereof.  In addition, the Water Infrastructure Portfolio (the “Portfolio”) is seeking the vote of its shareholders, principally the Fund, regarding the approval of a new sub-advisory agreement between Kinetics Asset Management, Inc. and Brennan Investment Partners, LLC with respect to the Portfolio (the “Portfolio Proposal”).  The Fund is seeking voting instructions from you and will vote its Portfolio shares for or against the Portfolio Proposal proportionately to the instructions to vote for or against such matters received from shareholders.  In the event that the Fund does not receive voting instructions from shareholders, the portion of the Fund’s Portfolio shares allocable to such shareholders will be voted in the same proportions as the portion with respect to which it has received voting instructions.

YOUR VOTE IS IMPORTANT.  THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS INSTRUCTED.  UNLESS INDICATED TO THE CONTRARY, THIS PROXY SHALL BE DEEMED TO GRANT AUTHORITY TO VOTE “FOR” THE PROPOSAL RELATING TO THE FUND WITH DISCRETIONARY AUTHORITY TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT(S) THEREOF.  THE UNDERSIGNED HEREBY REVOKES ANY PROXY PREVIOUSLY GIVEN.

VOTE BY PHONE, INTERNET OR MAIL
PHONE:  CALL TOLL-FREE 1-800-690-6903
INTERNET:  www.proxyvote.com
MAIL:	RETURN YOUR SIGNED AND DATED BALLOT IN THE ENCLOSED POSTAGE PAID ENVELOPE

PLEASE MARK YOUR VOTE BELOW IN BLUE OR BLACK INK
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.  PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET.

1:  To approve a new sub-advisory agreement between Kinetics Asset Management, Inc. and Brennan Investment Partners, LLC with respect to the Water Infrastructure Portfolio:

FOR	AGAINST	ABSTAIN
☐	☐	☐

Unless otherwise specified in the blocks provided, the undersigned’s vote will be cast FOR the matters above.   The Board of Directors of Kinetics Mutual Funds, Inc. recommends that you vote FOR the matters set forth above.  If you should have any questions about the proxy material or the execution of your vote, simply call 1-866-586-0652 between the hours of 9:30 a.m. and 9:00 p.m. Eastern Time Monday through Friday and between the hours of 10:00 a.m. and 6:00 p.m. on Saturday. Representatives will be happy to assist you.  Please have this proxy card available at the time of the call.

Your vote is important, no matter how many shares you own.  You may receive additional proxies for other accounts.  These are not duplicates; you should sign and return each proxy card in order for your votes to be counted.

Please sign exactly as name(s) appears above.  If shares are held in the name of joint owners, each should sign.  If signing as an attorney-in-fact, executor, administrator, trustee, guardian or in some other representative capacity you should so indicate.  If shareholder is a corporation or partnership, please sign in full corporate or partnership name by authorized person.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF SPECIAL MEETING OF SHAREHOLDERS AND THE PROXY STATEMENT, DATED OCTOBER 2, 2009, AND HEREBY REVOKES ANY PROXY PREVIOUSLY GIVEN.

Signature and Titles, if applicable Date

Signature (Joint Owners) Date